Exhibit 99.1

Ameron International Announces Quarterly Dividend

    PASADENA, Calif.--(BUSINESS WIRE)--April 13, 2005--The Board of Directors of Ameron International (NYSE:AMN) has declared a quarterly dividend of 20 cents per share of common stock payable May 17, 2005 to stockholders of record April 28, 2005.

    CONTACT: Ameron International
             Gary Wagner, Senior Vice President & Chief Financial
              Officer, 626-683-4000